Exhibit 10.9

ABINGTON BANK

AMENDED AND RESTATED BOARD OF DIRECTORS RETIREMENT PLAN

ABINGTON BANK

BOARD OF DIRECTORS

RETIREMENT PLAN

The Abington Bank Board of Trustees Retirement Plan was originally adopted as of January 8, 1992, amended as of January 10, 1996 and February 20, 2002, and amended and restated in October 2002 (the “Prior Plan”).  The Prior Plan is being amended and restated effective as of November 28, 2007, and the name of the amended and restated plan is the Abington Bank Board of Directors Retirement Plan (the “Plan”).  The Plan is being amended and restated to comply with Section 409A of the Internal Revenue Code.

W I T N E S S E T H

WHEREAS, the Board of Directors of Abington Bank has previously determined that establishment of a retirement plan to reward those persons who serve as directors of Abington Bank by providing compensation upon their retirement from the Board of Directors is in the best interest of Abington Bank, its customers and the communities which it serves;  and

WHEREAS, the Board of Directors of Abington Bank has previously established a retirement plan for directors, and the Chief Executive Officer of Abington Bank has previously agreed to administer the Plan.

NOW, THEREFORE, intending to be legally bound, the Board of Directors and the Chief Executive Officer agree as follows:

I.  Disclaimer

This is a non-qualified pension plan created at the discretion of the Board of Directors for the benefit of Directors of Abington Bank.  The benefits established under this Plan may be modified or terminated by the Board at which time the balance of the Trust Fund, if any, will be retained by Abington Bank.

II.  Definitions

Administrator - the person designated by the Board of Directors to administer the Plan on behalf of the Board of Directors, who shall be the Chief Executive Officer of the Bank.

Board of Directors - collectively, those individuals elected to serve as Directors of the Bank and any successor board which shall maintain this Plan.

Corporation - means Abington Bancorp, Inc., the parent holding company of the Bank.

Director - an individual elected to serve as a Director of the Bank and any successor.

Fiduciary - any person who exercises any discretionary authority or discretionary control respecting management of the Plan or disposition of its assets or has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to the Administrator.

Plan - this instrument including all amendments thereto.

Separation from Service - means a termination of a Director’s services (whether as an employee or as an independent contractor) to the Corporation and the Bank.  Whether a Separation from Service has occurred shall be determined in accordance with the requirements of Section 409A of the Code based on whether the facts and circumstances indicate that the Corporation, the Bank and the Director reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Director would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period.

Specified Employee - shall have the meaning set forth in Treasury Regulation §1.409A-1(i), or any successor to such regulation.

Trust Fund - the assets of the Plan as the same shall exist from time to time.

III.  ELIGIBILITY

A Director is not eligible for any benefits under this Plan until the Director has a Separation from Service from the Board after reaching age seventy-five and completing his or her term as a Director, except as set forth below.  There is no minimum years of service required to participate in the Plan.  There are no benefits under this Plan for a Director who has a Separation from Service, voluntarily or involuntarily, before age seventy-five and completing his or her term as a Director; provided, however, in the event a Director dies while serving as a Director, he or she shall be deemed to have satisfied the service requirement to age seventy-five and shall be entitled to the benefit provided for in Section IV of the Plan.

IV.  AMOUNT OF RETIREMENT BENEFIT

(a) After retiring from the Board and meeting the requirements in Section III above, an annual benefit equal to seventy-five percent (75%) of the directors’ fee paid in the year of retirement (on an annualized basis) shall be payable for a period of ten (10) years (i.e., ten years continuous).  The Bank shall pay the annual benefit in equal semi-annual installments, with the semi-annual installments to be paid on the first business day of January and July of each calendar year.  The semi-annual installments shall commence on the first business day of January in the year immediately following the year in which the Director has a Separation from Service; provided, however, if the Director is a Specified Employee as of the date of his Separation from Service, then the first semi-annual installment shall be paid on the later of (1) the first business day of January in the year immediately following the year in which Separation from Service occurs, or (2) the first day of the month following the lapse of six months after the date of the Separation from Service.

(b) In the event a Director dies prior to receiving twenty (20) semi-annual installment payments, the Director=s designated beneficiary(ies), or the Trustee=s estate in the event there is no surviving beneficiary, shall be entitled to receive the remaining semi-annual installment payments until the Director and such beneficiary(ies) or estate have received a total of twenty (20) semi-annual installment payments.  If a Director dies while serving as a member of the Board of Directors, the Director=s designated beneficiary(ies), or the Director=s estate in the event there is no surviving beneficiary, shall be entitled to receive the present value of the Director=s accrued retirement benefit at the date of death, payable as a lump sum.

V.  FINANCING THE PLAN

The Board of Directors may fund the Trust Fund, at its discretion, by making deposits into an interest-bearing account or such other investment  as the Executive Committee of the Bank, in its sole discretion, deems appropriate.  Members of the Board of Directors shall have no vested interest in the Trust Fund.

VI.  POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR

The Administrator shall serve at the discretion of the Board of Directors.

The primary responsibility of the Administrator is to administer the Plan and Trust for the exclusive benefit of the Directors in accordance with this Plan.  The Administrator may establish procedures, correct any defect, and supply any information as shall be deemed necessary or advisable to carry out the purpose of this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a)  to determine all questions relating to the benefits payable to the Directors;

(b)  to compute and distribute the amount of benefits to which any Director shall be entitled hereunder;

(c)  to maintain all necessary records for the administration of the Plan;

(d)  to consult with the Board of Directors regarding the short and long-term liquidity of the Plan;

(e)  to pay all expenses of administration of the Plan out of the Trust Fund upon approval of the Executive Committee of the Bank;  and

(f)  upon termination of this Plan, to distribute any principal and interest accumulated in the Trust Fund to the Bank.

VIII.  RIGHTS OF DIRECTORS UNDER THE PLAN

The rights of a Director or a Director=s beneficiary(ies) to benefits under this Plan shall be solely those of an unsecured creditor of the Bank.  The assets of the Trust Fund shall not be deemed to be held for the benefit of a Director or a Director=s beneficiary(ies) or to be security for the performance of the Bank=s obligations pursuant hereto, but shall be and remain a general asset of the Bank.

IN WITNESS WHEREOF, this Plan has been executed the day and year first written above.

Signed, sealed and delivered
in the presence of:

BOARD OF DIRECTORS

Attest:

/s/ Frank Kovalcheck		By:	/s/ Robert W. White
Name:	Frank Kovalcheck		Robert W. White, Chairman, President
and Chief Executive Officer

ADMINISTRATOR

Attest:

/s/ Frank Kovalcheck		By:	/s/ Robert W. White
Name:	Frank Kovalcheck		Robert W. White, Chairman, President
and Chief Executive Officer